SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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XTO ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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XTO ENERGY INC.

810 Houston Street

Fort Worth, Texas 76102

April 17, 2003

Dear Stockholder:

On behalf of the Board of Directors, we invite you to attend the Annual Meeting of Stockholders to be held in the Horizon Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, on Tuesday, May 20, 2003, at 10:00 a.m. local time.

Matters to be voted upon are listed in the accompanying Notice of Annual Meeting of Stockholders. Additionally, we will review the Company’s operating results for 2002 and our plans for the year ahead.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. If you plan to attend the meeting, you may revoke your proxy prior to or at the meeting and vote in person.

Sincerely,

Bob R. Simpson	Steffen E. Palko
Chairman of the Board and Chief Executive Officer	Vice Chairman and President

XTO ENERGY INC.

810 Houston Street

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2003

To the Stockholders of XTO Energy Inc.:

The Annual Meeting of Stockholders of XTO Energy Inc. will be held on Tuesday, May 20, 2003, at 10:00 a.m. local time, in the Horizon Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, for the following purposes:

1.	To elect one director;

2.	To transact any other business that may properly come before the meeting or any adjournments thereof.

By resolution of the Board of Directors, only stockholders of record as of the close of business on Monday, March 31, 2003, are entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders.

XTO Energy’s Annual Report, including financial statements for the year ended December 31, 2002, accompanies this Proxy Statement.

Your attention is directed to the Proxy Statement for further information about each of the matters to be considered.

You are cordially invited to attend the meeting. Whether or not you plan to be present, please complete, date, and sign the enclosed proxy card and return it promptly in the enclosed envelope, or vote through the Internet or telephone by following the voting procedures described on the proxy card.

By Order of the Board of Directors,

Virginia N. Anderson

Secretary

Fort Worth, Texas

April 17, 2003

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 20, 2003

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of XTO Energy Inc. (“Company”) for the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Tuesday, May 20, 2003, and any adjournment thereof. We will begin mailing this Proxy Statement and the accompanying form of proxy to stockholders on or about April 17, 2003. The purpose of the Annual Meeting is to elect one director and to transact any other business that may properly come before the meeting.

Shares Outstanding and Voting Rights

All stockholders of record of the Company’s common stock (“Common Stock”) as of March 31, 2003, are entitled to vote at the Annual Meeting. There were 169,424,779 shares of Common Stock issued and outstanding on that date. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to vote cumulatively for the election of directors or on any other matter.

The Board of Directors requests that you sign and return the proxy card promptly, or vote through the Internet or by telephone, whether or not you plan to attend the Annual Meeting. A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum.

A proxy marked “abstain” on a matter will be considered to be represented at the Annual Meeting but not voted on such matter and will have the same effect as a vote “against” the matter. Shares registered in the names of brokers or other “street name” nominees for which proxies are voted on some, but not all, matters will be considered to be voted only as to those matters actually voted. The shares will not be voted or considered as shares present on any matters for which such shares were not voted because the beneficial holder did not provide voting instructions (commonly referred to as “broker non-votes”).

Whether you vote by mail, Internet, or telephone, your Common Stock will be voted at the Annual Meeting in accordance with your instructions. If no specific voting instructions are designated, the shares will be voted as recommended by the Board of Directors.

You may revoke a proxy at any time before it is voted at the Annual Meeting. To revoke your proxy, you may submit another signed proxy with a later date, vote through the Internet or by telephone at a later date, vote in person at the Annual Meeting, or send a written notice of revocation to the Secretary of the Company at its principal office, 810 Houston Street, Fort Worth, Texas 76102.

Cost of Solicitation

XTO Energy will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of Common Stock. Solicitations will be made primarily by mail, but certain directors, officers or other employees of XTO Energy may solicit proxies in person, by telephone or by other means. Such persons will not receive special compensation for their solicitation services. XTO Energy has engaged Mellon Investor Services LLC to solicit proxies from brokers, banks, nominees and other institutional holders for a fee of $6,500 plus reimbursement for all reasonable out-of-pocket expenses.

Item 1.    ELECTION OF DIRECTORS

In accordance with XTO Energy’s Bylaws, the members of the Board of Directors are divided into three classes, in as equal number as possible, with staggered three-year terms. Each director’s term of office continues until the third Annual Meeting of Stockholders following election to office and until a successor is duly elected and qualified. The terms of Class I, Class II, and Class III directors expire at the Annual Meeting of Stockholders in 2006, 2004, and 2005, respectively. The Board of Directors also has discretion to elect one or more advisory directors to serve for a term established by the Board of Directors. Advisory directors attend meetings of the Board of Directors and meetings of committees on which they serve but are not entitled to vote. The Board of Directors may remove an advisory director at any time, with or without cause.

Upon the recommendation of the Nominating Committee, the Board of Directors has established that it will be composed of 6 members effective upon the retirement of J. Luther King, Jr. from the Board of Directors at the Annual Meeting. The Nominating Committee has recommended, and the Board of Directors has nominated, Steffen E. Palko for election as a Class I director. Mr. Palko has consented to serve for his nominated term. As a Class I director, he will serve for a three-year term continuing until the Annual Meeting of Stockholders in May 2006 and until his successor is elected and qualified. Mr. Palko is currently serving as a director of XTO Energy. Biographical information (including age as of April 1, 2003) follows for the director nominee, as well as for each director and advisory director whose term in office will continue after the Annual Meeting.

The persons named on the accompanying proxy intend to vote in favor of the nominee. Should the nominee become unavailable for election, the proxies may be voted with discretionary authority for any substitute recommended by the Board of Directors. Directors are elected by a majority of the votes of stockholders present in person or represented by proxy at the Annual Meeting.

If the nominee is elected, the Board of Directors will have six directors, of which four are non-employee directors and two are executive officers, and four advisory directors, of which one is a non-employee advisory director and three are executive officers. The biographies of the director nominee, continuing directors, and advisory directors follow.

NOMINEE FOR DIRECTOR

CLASS I	(Term expires 2006)

Steffen E. Palko

Age 52. Mr. Palko has been a director of XTO Energy since 1990. A co-founder of the Company with Mr. Simpson, Mr. Palko has been Vice Chairman and President or held similar positions with the Company and its predecessors since 1986. Mr. Palko was Vice President-Reservoir Engineering of Southland Royalty Company (1984-1986) and Manager of Reservoir Engineering of Southland Royalty Company (1982-1984).

The Board of Directors recommends that stockholders vote FOR the director nominee.

DIRECTORS CONTINUING IN OFFICE

CLASS II	(Term expires 2004)

Scott G. Sherman

Age 69. Mr. Sherman has been a director of XTO Energy since 1990. Mr. Sherman has been the sole owner of Sherman Enterprises, a personal investment firm in Fort Worth, Texas, for the past 15 years. Previously, Mr. Sherman owned and operated Eaglemotive Industries, an automotive parts manufacturing company, for 18 years.

Bob R. Simpson	Age 54. Mr. Simpson has been a director of XTO Energy since 1990. A co-founder of the Company with Mr. Palko, Mr. Simpson has been Chairman since July 1, 1996, and has been Chief Executive Officer or held similar positions with the Company and its predecessors since 1986. Mr. Simpson was Vice President of Finance and Corporate Development of Southland Royalty Company (1979-1986) and Tax Manager of Southland Royalty Company (1976-1979).

CLASS III	(Term expires 2005)

William H. Adams III

Age 44. Mr. Adams has been a director of XTO Energy since 2001. He is President of Texas Bank-Downtown Fort Worth. Prior to that, he was employed by Frost Bank from 1995 to 2001 where he most recently served as President of Frost Bank-South Arlington. He also served as Senior Vice President and Group Leader of Commercial/Energy Lending.

Jack P. Randall

Age 53. Mr. Randall has been a director of XTO Energy since 1997. He is a co-founder of Randall & Dewey, Inc., an oil and gas transactions advisory and consulting firm in Houston, Texas. Prior to that, he was with Amoco Production Company (1975-1989) where he was Manager of Acquisitions and Divestitures for seven years.

Herbert D. Simons

Age 67. Mr. Simons has been a director of XTO Energy since 2000. He is presently of counsel as a tax attorney with the law firm of Winstead Sechrest & Minick P.C. in Houston, Texas. Prior to that, he was an associate and partner from 1963 through 1999 in the law firm of Butler & Binion, L.L.P., where he specialized in Federal income tax law. Mr. Simons is a Certified Public Accountant, and he served as a member of the Rice University Accounting Council from 1981 until 1996.

ADVISORY DIRECTORS

Lane G. Collins

Age 62. Dr. Collins has served as an advisory director of XTO Energy since 1998. Dr. Collins also serves in an advisory capacity with the Audit, Compensation, and Nominating Committees. Dr. Collins is a professor of accounting at Baylor University in Waco, Texas, where he has taught since 1978. Prior to that, Dr. Collins taught for five years at the University of Southern California, where he earned his doctorate in business administration.

Louis G. Baldwin

Age 53. Mr. Baldwin has served as an advisory director of XTO Energy since 2000. Mr. Baldwin has been Executive Vice President and Chief Financial Officer or held similar positions with the Company since 1986. He was Assistant Treasurer (1979-1986) and Financial Analyst (1976-1979) at Southland Royalty Company.

Keith A. Hutton

Age 44. Mr. Hutton has served as an advisory director of XTO Energy since 2000. Mr. Hutton has been Executive Vice President-Operations or held similar positions with the Company since 1987. He was a Reservoir Engineer (1982-1987) with Sun Exploration & Production Company.

Vaughn O. Vennerberg, II

Age 48. Mr. Vennerberg has served as an advisory director of XTO Energy since 2000. Mr. Vennerberg has been Executive Vice President-Administration or held similar positions with the Company since 1987. He was employed (1979-1986) by Cotton Petroleum Corporation and Texaco Inc.

Directors’ Compensation

Directors and advisory directors who are also employees of XTO Energy receive no additional compensation for service on the Board of Directors. Until August 2002, each non-employee director received an annual retainer, paid in four quarterly installments, totaling $50,000 and, pursuant to the Company’s 1998 Stock Incentive Plan, an annual grant of an option to purchase 8,100 shares of Common Stock and 2,000 performance shares. Non-employee advisory directors received an annual retainer, paid in four quarterly installments, totaling $25,000 and, pursuant to the 1998 Stock Incentive Plan, an annual option to purchase 4,050 shares of Common Stock and 1,000 performance shares. In August 2002, upon the recommendation of the Compensation Committee, the compensation to non-employee directors and non-employee advisory directors was revised to provide an annual retainer totaling $100,000 for directors and $50,000 for advisory directors, to eliminate the grant of stock options and to continue the grant of performance shares. The number of options previously granted and the number of performance shares that will continue to be granted each year to directors and advisory directors has been adjusted for the four-for-three stock split effected on March 18, 2003. Non-employee directors and advisory directors receive no additional meeting fees, but are reimbursed for travel expenses incurred in conjunction with their attendance at Board of Directors meetings. Non-employee directors have the personal use of Company aircraft for up to six hours per year, and non-employee advisory directors have the personal use of Company aircraft for up to three hours per year.

Since 2001, directors have been eligible to participate in the Company’s retiree medical insurance plan. Each non-employee director and advisory director who is at least 55 years old and has served on the Board of Directors a minimum of five years is eligible to participate in the plan and receive medical insurance from the Company at premiums to be determined by the Company from time to time. Dependents of eligible directors may also participate in the plan. When a director or dependent of a director becomes eligible for insurance under a government-sponsored plan, they are no longer eligible to participate in the retiree health plan. None of the directors or their dependents are currently participating in the plan.

Effective August 2002, the Company adopted an Outside Director Severance Plan. The plan provides that in the event of a change in control of the Company, each non-employee director and each non-employee advisory director will receive a payment equal to three times the annual cash retainer then in effect for such directors and advisory directors plus an amount equal to three times the number of performance shares most recently granted to the director or advisory director as part of their annual compensation multiplied by the closing price of the Company’s common stock on the day a change in control occurs. A “change in control” of the Company is deemed to have occurred only if: any person, or persons acting together as a group, shall become the direct or indirect beneficial owners of more than 25% of the Company’s voting shares; a merger or consolidation results in the Company’s stockholders holding less than 50% of the voting shares of the surviving entity; certain specified majority changes in the composition of the Board of Directors occur; or a plan or agreement is adopted, approved, or executed to dispose of all or substantially all the assets or outstanding Common Stock.

Board Meetings and Committees

The Board of Directors held six meetings during 2002. Additionally, management frequently discusses matters with the directors on an informal basis. Directors also are invited to attend management conferences twice a year to hear presentations on the Company’s performance and future plans and have an opportunity to meet with management employees, security analysts and commercial bankers. All directors and advisory directors attended at least 75 percent of the total number of meetings of the Board of Directors and the Committees on which they served during 2002.

The Company has three permanent committees of the Board of Directors. These committees are the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Each committee is governed by a charter that has been approved by the Board of Directors. The charters each provide that the committee be composed of three independent directors, as that term is defined from time to time by the New

York Stock Exchange and the Securities and Exchange Commission, and that each committee must conduct an annual evaluation of its performance. Each committee and director has the authority to consult with outside legal, accounting and other advisors to assist in the performance of their duties as directors. The Company will reimburse any fees and expenses incurred.

The number of meetings held during 2002, current membership, and functions are described below.

Audit Committee  (eight meetings)—J. Luther King, Jr., chairman, Scott G. Sherman, Herbert D. Simons, and Lane G. Collins (advisory member). The primary functions of the Audit Committee are to monitor internal accounting controls and financial reporting practices, review financial statements and related information, select and retain the Company’s independent accountants, review and evaluate the performance, services, and fees of the independent accountants, pre-approve all audit and permitted non-audit services to be provided by the independent accountants and monitor the independence of the independent accountants. The Company’s independent accountants report directly to the Audit Committee. Additionally, the Audit Committee discusses with management the Company’s earning releases, including the use of pro-forma financial information, and the information and earnings guidance provided to analysts and rating agencies. The Audit Committee also reviews and discusses quarterly reports from independent accountants regarding critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles, and other material written communication between the independent accountants and management. The Board of Directors and the Audit Committee have determined that the members of the Audit Committee are independent under the current rules of the New York Stock Exchange. Mr. King is retiring from the Board of Directors effective at the Annual Meeting. The Corporate Governance and Nominating Committee will be making a recommendation to the Board of Directors regarding the appointment of a director to serve on the Audit Committee and to serve as the chairman of the committee, with such appointment to be effective at the Annual Meeting. The Audit Committee is governed by a charter approved by the Board of Directors in February 2003, a copy of which is attached as Appendix A.

Compensation Committee  (three meetings)—Herbert D. Simons, chairman, William H. Adams III, Scott G. Sherman, and Lane G. Collins (advisory member). The primary functions of the Compensation Committee are to establish and approve the terms of employment of the Chairman and Vice Chairman, to review and approve compensation of the other executive officers and certain other employees and to produce an annual report for inclusion in the Company’s proxy statement. The Compensation Committee grants all performance shares and options to purchase Common Stock and administers and interprets the Company’s stock incentive plans. It is also responsible for developing plans for managerial succession of the Company. The Compensation Committee is governed by a charter approved by the Board of Directors in November 2002.

Corporate Governance and Nominating Committee  (one meeting in 2003)—Herbert D. Simons, chairman, William H. Adams III, Scott G. Sherman, and Lane G. Collins (advisory member). The Board of Directors established a Nominating Committee in February 2002. In November 2002, the committee was renamed the Corporate Governance and Nominating Committee and a new charter was approved by the Board of Directors. The primary functions of the Corporate Governance and Nominating Committee are to recommend candidates to the Board of Directors as nominees for election at the Annual Meeting of Stockholders or to fill vacancies as they may occur and to develop and recommend to the Board of Directors a set of corporate governance principles. This committee is also responsible for conducting an annual performance evaluation of the Board and reviewing and recommending any changes to director compensation levels and practices. The Corporate Governance and Nominating Committee will also review nominees recommended by the stockholders. With respect to procedures that must be followed in order for nominations from stockholders to be considered, see “Submission of Stockholder Proposals for the 2004 Annual Meeting of Stockholders.”

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth as of March 19, 2003, beneficial ownership of Common Stock by directors, advisory directors, the executive officers named in the Summary Compensation Table, all directors, advisory directors, and executive officers as a group, and all persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock. All shares of Common Stock and Common Stock prices have been adjusted for the four-for-three stock split effected on March 18, 2003.

	Common Stock Beneficially Owned (a)
Name	Number of Shares	Percent (b)
Directors and Executive Officers (c):

Bob R. Simpson (d)	4,530,889	2.66%
Steffen E. Palko	2,062,977	1.21%
Louis G. Baldwin .	718,278	*
Keith A. Hutton	901,273	*
Vaughn O. Vennerberg, II	658,233	*
William H. Adams III	27,533	*
Lane G. Collins (e)	38,916	*
J. Luther King, Jr. (f)	644,086	*
Jack P. Randall	42,449	*
Scott G. Sherman (g)	295,658	*
Herbert D. Simons	318,253	*
Directors and executive officers as a group (12 persons) (h)	13,435,446	7.79%

Certain Beneficial Owners:

T. Rowe Price Associates, Inc. (i) 100 East Pratt Street Baltimore, Maryland 21202	12,236,653	7.23%

Wellington Management Company, LLP (j) 75 State Street Boston, MA 02109	10,619,013	6.27%

*	Less than 1%

(a)	Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.

(b)	Computed as if all presently exercisable stock options and options exercisable within 60 days by such beneficial owner had been exercised and the equivalent number of shares was issued and outstanding.

(c)	Includes options issued under the Company’s stock incentive plans that are exercisable within 60 days of March 20, 2003, to acquire Common Stock (Mr. Simpson, 1,230,000; Mr. Palko, 680,000; Mr. Baldwin, 260,000; Mr. Hutton, 400,000; Mr. Vennerberg, 340,000; Mr. Adams, 16,200; Mr. Collins, 8,098; Mr. King, 37,798; Mr. Randall, 16,200; Mr. Sherman, 16,200; Mr. Simons, 16,200; all directors and executive officers as a group, 3,150,698), performance shares (Mr. Simpson, 90,000; Mr. Palko, 50,000; Mr. Baldwin, 18,667; Mr. Hutton, 30,667; Mr. Vennerberg, 24,000), and shares of Common Stock held in the Company’s 401(k) Plan (Mr. Simpson, 88,689; Mr. Palko, 97,181; Mr. Baldwin, 93,210; Mr. Hutton, 23,330; Mr. Vennerberg, 6,300).

(d)	Includes 11,973 shares of Common Stock held in custodial accounts for his minor children. Excludes 15,000 shares of Common Stock owned by his spouse, as to which Mr. Simpson disclaims any beneficial ownership.

(e)	Includes 6,788 shares of Common Stock in an IRA account beneficially owned by his spouse.

(f)	Includes 246,666 shares owned by LKCM Investment Partnership (“Investment Partnership”). Mr. King is the general partner and portfolio manager of the Investment Partnership. Mr. King is president of Luther King Capital Management Corporation, which is the investment advisor of the Investment Partnership. Luther King Capital Management Corporation and an affiliated company are also limited partners of the Investment Partnership. Mr. King has the power to direct the voting and disposition of these shares.

(g)	Includes 253,877 shares of Common Stock owned by the Scott Sherman Family Limited Partnership.

(h)	Includes 2,764,539 additional shares of Common Stock held in the Company’s 401(k) Plan as of March 10, 2003, as to which certain executive officers may be deemed to have beneficial ownership due to their authority to direct the vote of the shares held in participant accounts.

(i)	As reported on Schedule 13G dated February 14, 2003, reporting ownership as of December 31, 2002, T. Rowe Price Associates, Inc. (“Price Associates”) has sole power to vote 2,344,466 shares and sole power to dispose of 12,236,653 shares. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(j)	As reported on Schedule 13G dated February 14, 2003, reporting ownership as of December 31, 2002, Wellington Management Company, LLP, as an investment advisor, has the shared power to vote 10,353,413 shares and shared power to dispose of 10,619,013 shares.

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. The independent accountants are responsible for performing an independent audit of the Company’s financial statements.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited financial statements for the fiscal year ended December 31, 2002. The Audit Committee also has discussed with the independent accountants for the Company the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has discussed with the independent accountants their independence from management and the Company, including the matters in the written disclosures and the letter from the independent accountants for the Company required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has considered the compatibility of the provision of non-audit services with the auditors’ independence.

In reliance on the reviews and discussions referred to in the above paragraph, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Audit Committee

J. Luther King, Jr.—Chairman

Scott G. Sherman

Herbert D. Simons

Executive Compensation

The table below provides a summary of compensation during the last three calendar years for the Chief Executive Officer and the four other most highly compensated executive officers. All shares of Common Stock and Common Stock prices in the Summary Compensation Table and the related footnotes have been adjusted for the three-for-two stock split effected on June 5, 2001 and the four-for-three stock split effected on March 18, 2003.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Other Annual Compensation ($)(b)	Restricted Stock Awards ($) (c)	Securities Underlying Options/SARs (#) (d)	All Other Compensation ($)(e)
Bob R. Simpson Chairman of the Board and Chief Executive Officer	2002 2001 2000	802,667 662,500 627,083	3,316,500 4,208,000 725,000	— — —	8,629,025 4,221,200 7,608,925	0 1,230,000 1,263,000	23,284 21,863 21,099

Steffen E. Palko Vice Chairman and President	2002 2001 2000	576,917 476,917 451,500	1,137,469 961,000 430,000	— — —	3,482,063 1,773,100 3,870,050	0 680,000 736,903	20,080 19,580 27,520

Louis G. Baldwin Executive Vice President and Chief Financial Officer	2002 2001 2000	301,000 239,500 225,750	353,325 281,040 140,000	— — —	1,148,610 491,565 510,225	0 260,000 317,355	11,000 10,500 10,500

Keith A. Hutton Executive Vice President—Operations	2002 2001 2000	401,333 271,667 250,833	572,980 494,440 175,000	— — —	2,034,440 840,175 661,845	0 400,000 457,355	11,000 10,500 10,500

Vaughn O. Vennerberg, II Executive Vice President—Administration	2002 2001 2000	351,167 243,667 225,750	435,985 382,080 140,000	— — —	1,597,200 652,605 510,225	0 340,000 397,355	11,000 10,500 10,500

a)	Bonuses for Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg include $2,066,500, $387,469, $103,325, $247,980, and $185,985, respectively, that represent the fair market value of 133,333, 25,000, 6,666, 16,000, and 12,000 performance shares granted to them, respectively, on May 21, 2002, that vested immediately.

(b)	Amounts do not include perquisites and other personal benefits, securities, or property, because the total annual amount of such compensation did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.

(c)

The values of the Restricted Stock Awards that are presented in the table are based on the value of the Common Stock as of the date awarded. As of December 31, 2002, the aggregate number of performance shares held and the value thereof were: Mr. Simpson, 90,000 shares, $1,667,250; Mr. Palko, 50,000 shares, $926,250; Mr. Baldwin, 18,667 shares, $345,800; Mr. Hutton, 30,667 shares, $568,100; Mr. Vennerberg, 24,000 shares, $444,600. The Restricted Stock Awards for 2002 represent the value of 133,333, 33,333, 8,000, 21,333, and 16,000 performance shares granted on February 26, 2002, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $15.00 on March 7, 2002; the value of 133,333, 25,000, 6,666, 16,000, and 12,000 performance shares granted on May 21, 2002, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $16.50 on October 17, 2002; the value of 90,000, 50,000, 16,000, 24,000, and 20,000 performance shares granted on October 15, 2002, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $17.50 on October 30, 2002; the value of 90,000, 50,000, 16,000, 24,000, and 20,000 performance shares granted on October 30, 2002, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $18.75 on December 3, 2002; the value of 2,667, 6,667, and 4,000 performance shares granted on November 19, 2002, to Messrs. Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $18.75 on December 3, 2002; the value of 2,667, 6,667, and 4,000 performance shares granted on November 19, 2002, to Messrs. Baldwin, Hutton, and Vennerberg, respectively, which will vest when the stock price first trades at or above $20.63; and the value of 90,000, 50,000, 16,000, 24,000, and 20,000 performance shares granted on December 3,

2002, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which will vest when the stock price first trades at or above $20.00. On October 17, 2002, pursuant to the 1998 Plan, and as approved by the Compensation Committee and Board of Directors, the Company purchased from Mr. Simpson at the fair market value on that date, 93,333 of the shares of Common Stock he acquired on that date when performance shares vested. Quarterly dividends are paid to holders of performance shares at the same rate as dividends on Common Stock. All performance shares granted in 2002 were made pursuant to the 1998 Stock Incentive Plan.

The Restricted Stock Awards for 2001 represent the value of 80,000, 40,000, 10,000, 14,000, and 10,000 performance shares granted on March 9, 2001, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $16.25 on May 21, 2001; the value of 90,000, 50,000, 16,000, 24,000, and 20,000 performance shares granted on May 24, 2001, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $16.25 on October 15, 2002; the value of 33,333, 8,000, 21,333, and 16,000 performance shares granted on November 20, 2001, to Messrs. Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $13.72 on February 26, 2002; and the value of 133,333 performance shares granted on November 26, 2001, to Mr. Simpson which vested when the stock price first traded at or above $13.72 on February 26, 2002. Quarterly dividends are paid to holders of performance shares at the same rate as dividends on Common Stock.

The Restricted Stock Awards for 2000 represent the value of 135,000, 90,000, 45,000, 45,000, and 45,000 performance shares granted on January 3, 2000, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first closed at or above $6.66 on May 31, 2000; the value of 120,000 and 60,000 performance shares granted on July 11, 2000, to Messrs. Simpson and Palko, respectively, which vested when the stock price first closed at or above $8.33 on August 21, 2000; the value of 240,000 and 120,000 performance shares granted on September 18, 2000, to Messrs. Simpson and Palko, respectively, which vested when the stock price first closed at or above $10.58 on September 18, 2000; the value of 80,000 and 40,000 performance shares granted on October 9, 2000, to Messrs. Simpson and Palko, respectively, which vested when the stock price first closed at or above $11.25 on October 12, 2000; the value of 80,000 and 40,000 performance shares granted on October 12, 2000, to Messrs. Simpson and Palko, respectively, which vested when the stock price first closed at or above $12.50 on December 18, 2000; the value of 10,000, 14,000, and 10,000 performance shares granted on November 21, 2000, to Messrs. Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first closed at or above $12.50 on December 18, 2000; the value of 80,000, 40,000, 10,000, 14,000, and 10,000 performance shares granted on December 18, 2000, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first closed at or above $13.75 on December 26, 2000; and the value of 80,000, 40,000, 10,000, 14,000, and 10,000 performance shares granted on December 26, 2000, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first closed at or above $15.00 on March 9, 2001.

(d)	Securities Underlying Options/SARs represent options to purchase shares of Common Stock unless otherwise indicated. Options granted in 2000 include options to purchase 24,903, 37,355, 37,355, and 37,355 units of the Hugoton Royalty Trust from the Company granted to Messrs. Palko, Baldwin, Hutton, and Vennerberg, respectively.

(e)	Includes Company 401(k) Plan contributions for each named officer of $11,000, $10,500, and $10,500 during 2002, 2001, and 2000, respectively. The remaining amounts for Messrs. Simpson and Palko represent life insurance premiums paid by the Company for $2,000,000 and $3,000,000 of life insurance, respectively.

Stock Incentive Plans

The Company adopted the 1998 Stock Incentive Plan (“the 1998 Plan”) to provide incentives for officers, other key employees, and non-employee directors. During 2002, the Company terminated all stock incentive and royalty trust option plans other than the 1998 Plan. All of the Company’s stock incentive and royalty trust option plans were approved by the stockholders.

During 2002, there were no options to acquire Common Stock granted to officers named in the Summary Compensation Table and no options exercised by the named officers. Shown in the table below are the option values as of December 31, 2002, for officers named in the Summary Compensation Table. The shares of Common Stock have been adjusted for the four-for-three stock split effected on March 18, 2003.

Option Exercises and Option Values at Year-End

Name	Number of Shares of Common Stock Underlying Unexercised Stock Options at 12/31/02 (#)		Value of Unexercised In-the-Money Common Stock Options at 12/31/02 ($)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Bob R. Simpson	1,230,000	0	4,627,906	0
Steffen E. Palko	680,000	0	2,558,517	0
Louis G. Baldwin	260,000	0	978,257	0
Keith A. Hutton	400,000	0	1,505,010	0
Vaughn O. Vennerberg, II	340,000	0	1,279,259	0

Equity Compensation Plan Information as of December 31, 2002

The following table summarizes information as of December 31, 2002, relating to the Company’s equity compensation plans, under which grants of stock options, performance shares and other rights to acquire shares of XTO Energy Common Stock may be granted from time to time. All share numbers and per share prices in the table and footnotes have been adjusted for the four-for-three stock split effected on March 18, 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	8,842,899	$14.00	494,605
Equity compensation plans not approved by security holders	—	—	—
Total	8,842,899	$14.00	494,605

(a)	Does not include 312,600 performance shares that were unvested at December 31, 2002. The unvested performance shares are included in outstanding shares of common stock at December 31, 2002 and have already been deducted from the number of shares available for future issuance under our equity compensation plans.

Employment and Severance Agreements

In February 1995, Messrs. Simpson and Palko entered into employment agreements effective March 31, 1995 and ending on December 31, 1995, which automatically continued from year to year thereafter. In May 2000, Messrs. Simpson and Palko entered into Amended and Restated Employment Agreements with the Company effective May 17, 2000 and ending December 31, 2000, which automatically continue year to year thereafter unless terminated by either party upon thirty days written notice prior to each December 31. The amended employment agreements incorporate certain provisions from the Severance Plans described below. Pursuant to the new agreements, Messrs. Simpson and Palko each receive an annual base salary of at least $625,000 and $450,000, respectively. The Compensation Committee has authority to pay a base salary in excess of the minimum base salary in the employment agreements and, in November 2002, authorized a salary for Messrs. Simpson and Palko of $832,000 and $598,000, respectively. Each employment agreement provides that the employee is entitled to participate in any incentive compensation program established by the Company for its executive officers, in a manner approved by the Compensation Committee. The employee also receives a minimum of $2,000,000 of life insurance, participates in the group medical and disability insurance plans of the Company and currently receives a $1,600 per month automobile allowance, plus reimbursement for fuel, maintenance, registration, and insurance costs for an automobile. The agreements are subject to early termination upon the death or disability of the employee, or for cause. If an agreement is terminated because of death or disability, the employee is entitled to receive the full severance benefits described below. If an agreement is terminated for cause, as defined in the agreement, the Company is not required to make additional payments.

The employment agreements further provide that the employee may terminate employment for “good reason,” which means: a substantial change in the employee’s title, status, position or responsibilities, failure to reelect the employee to the same or similar office, reduction of or failure to provide typical increases in the employee’s annual base salary following a change in control of the Company, relocation of the employee to an office over 25 miles from the employee’s office just prior to the proposed relocation, breach of the agreement by the Company, or failure to maintain the employee’s level of participation in the compensation and benefit plans of the Company. If the employee terminates employment for good reason, or the Company terminates the employee without cause, or there shall occur a Change in Control (as defined below), the employee is entitled to a lump-sum payment of three times the employee’s most recent annual compensation. Such compensation includes annual management incentive compensation and planned level of annual perquisites, but generally excludes benefits received pursuant to the Company’s stock incentive plans. In August 2002, the employment agreements were amended to clarify that any special bonus or any amounts required to be designated as a bonus in the proxy statement under the rules and regulations of the Securities and Exchange Commission would be treated as a bonus in the calculation of any severance to be paid under the employment agreements. In addition, the employee becomes fully vested in all options and performance shares granted under the Company’s stock incentive plans upon any such termination. The employee will also receive 18 months of medical, vision, and dental benefits and will receive ownership of any vehicles, club memberships, and life insurance policies then being provided. The employment agreements further provide that if the employee is subject to the 20% parachute excise tax, then the Company will pay the employee under the employment agreement an additional amount to “gross-up” the payment so that the employee will receive the full amount due under the terms of the employment agreement after payment of the excise tax. The Internal Revenue Code defines a parachute payment as any severance payment, contingent upon a Change in Control, the aggregate present value of which is in excess of three times the employee’s average annual compensation over the past five years.

A “Change in Control” of the Company under the employment agreements and Severance Plans (as defined below) is deemed to have occurred only if: any person, or persons acting together as a group, shall become the direct or indirect beneficial owners of more than 25% of the Company’s voting shares; a merger or consolidation results in the Company’s stockholders holding less than 50% of the voting shares of the surviving entity; certain specified majority changes in the composition of the Board of Directors occur; or a plan or agreement is adopted, approved, or executed to dispose of all or substantially all the assets or outstanding Common Stock.

In June 1997, the Board of Directors approved severance protection plans (“Severance Plans”) for the executive officers and other officers and key employees of the Company. In February 2000, the Board of Directors amended the Severance Plans. Under the terms of the Severance Plans, as amended, executive officers are entitled to receive a severance payment if they are employed by the Company after 45 days following a Change in Control or if they are earlier terminated other than for cause. The Severance Plans will not apply to any executive officer that is terminated for cause or by an executive officer’s own decision for other than good reason (e.g., change of job status or a required move of more than 25 miles). If entitled to severance payments under the terms of the Severance Plans, the Chief Executive Officer and President will receive three times their annual salary and bonus and all other executive officers will receive two and one-half times their annual salary and bonus. All executive officers will also receive 18 months of medical, vision, and dental benefits. In August 2002, the Severance Plans were amended to clarify that any special bonus or any amounts that would be required to be designated as a bonus in the proxy statement or otherwise under the rules and regulations of the Securities and Exchange Commission would be treated as a bonus in the calculation of any severance to be paid under the Severance Plans.

The Severance Plans also provide that if executive officers are subject to the 20% parachute excise tax, then the Company will pay the executive officer under the Severance Plan an additional amount to “gross up” the payment so that the executive officer will receive the full amount due under the terms of the Severance Plan after payment of the excise tax. Also, all stock options and performance shares granted under any existing stock incentive plan will become vested.

Messrs. Simpson and Palko, who have severance benefits under their employment agreements as described above, may elect, within ten days of their termination of employment, to receive severance benefits provided under the Severance Plans in lieu of, but not in addition to, the severance benefits under their employment agreements.

In February 2001, the Board of Directors approved an agreement with each executive officer named in the Summary Compensation Table under which the executive officer, if employed by the Company on the date of a Change in Control, will receive a grant of performance shares immediately prior to the Change in Control. These agreements were amended by the Board of Directors in May 2001. Under the agreements, as amended, and after adjusting all numbers for the three-for-two stock split effected on June 5, 2001 and the four-for-three stock split effected on March 18, 2003, Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg will receive 90,000, 50,000, 16,000, 24,000, and 20,000 performance shares, respectively, for every $1.25 increment in the closing price of the Common Stock above $15.00 on the date of the Change in Control. The number of performance shares granted under each agreement will be reduced by the number of performance shares awarded to the employee between the date of the agreement and the date of the Change in Control which have not been forfeited prior to or on the date of the Change in Control, unless otherwise provided by the Board of Directors or Compensation Committee. Additionally, the agreements provide that Messrs. Baldwin, Hutton, and Vennerberg will receive a grant of 40,000, 150,000, and 120,000 performance shares, respectively, immediately prior to a Change in Control, without regard to the price of the Common Stock and without reduction for any performance shares granted after the date of the agreement, but prior to the Change in Control. The performance shares will be granted under the 1998 Stock Incentive Plan. To the extent there are not sufficient shares available under the 1998 Stock Incentive Plan to satisfy the Company’s obligations, the Company will, in lieu of the shares, pay the executive officer a lump-sum cash payment equal to the value of the performance shares as of the date of the Change in Control. All amounts to be granted under these agreements will be adjusted for any future stock splits.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors (“the Committee”) is composed of three non-employee directors. Messrs. Adams, Sherman and Simons served on the Committee throughout 2002. Mr. Collins served as an advisory member of the Committee. The Committee reviews the Company’s executive compensation program, approves salary and bonuses paid to the executive officers named in the Summary Compensation Table, grants all stock options and performance shares, and makes all policy decisions regarding the interpretation and administration of the 1998 Plan. The overall policy of the executive compensation program is to attract, retain, and reward executives of high integrity who are capable of leading the Company in achieving its business objectives and strategies in a highly competitive industry.

The Company’s compensation program consists of annual compensation and long-term incentive compensation. The following report submitted by the Committee describes the application of the policy to the Committee’s decisions concerning executive compensation for 2002.

Annual Compensation

Annual compensation consists of a base salary component and a bonus component. The Company participates in four major annual compensation surveys, prepared by independent consultants, that provide comparative compensation data for a broad group of domestic companies in the oil and gas industry. Guided by these surveys, individual executive compensation is determined based upon the individual’s responsibilities and performance, as well as the Company’s performance. Participants in these surveys include most of the companies in the Dow Jones Oil Companies, Secondary Index, the industry index used by the Company in its Performance Graph, as well as other companies with which the Company competes for executive talent. The Committee believes that these surveys provide the best available compensation data for the Company’s most direct competition for executive talent.

The Committee sets the cash compensation of the executive officers. The Committee believes there is necessarily some subjectivity in setting cash compensation and does not use predetermined performance criteria. In determining appropriate cash compensation levels, the Committee subjectively and quantitatively analyzes the individual’s performance, the performance of the Company, and the individual’s contribution to that performance.

The Company generally targets its base salaries near the median for executives at the companies surveyed and total cash compensation at the upper range. Adjustments are made to account for cases in which the responsibilities of Company executives appear to differ from the responsibilities of executives of the companies surveyed and to address internal pay equities. Adjustments may also be made to recognize exceptional performance by the Company in comparison to the companies surveyed based on a number of criteria, including production, cash flow and total return.

Bonuses, primarily determined by individual performance, increase as a percentage of base salary as the level of responsibility and impact on Company performance increases, and constitute a substantial portion of each executive officer’s cash compensation. Bonuses are generally paid twice a year to executive officers and are determined by subjective and quantitative analysis of both corporate and individual performance, rather than using a predetermined formula or establishing predetermined maximum bonuses. The Committee believes bonuses should be used to reflect individual performance, comparative performance, and Company performance. Specific factors considered in setting bonus levels include the Company’s operational and financial results, success of the Company’s acquisition and development programs, including significant proved reserve increases, and effective management of the Company’s capital structure. The Committee also considers the executive’s level and scope of responsibility, experience, and the compensation practices of competitors for executives with similar responsibility.

The Committee also believes it is appropriate to recognize extraordinary performance by an executive officer that has substantially benefitted the Company, its employees, and stockholders through the use of special bonuses in addition to annual bonuses. Special bonuses are only paid in exceptional circumstances and are generally in amounts relative to the benefit provided to the Company.

Long-Term Incentive Compensation

The Committee relies heavily upon equity-based incentives, including stock options and performance shares to compensate the executive officers of the Company. The Committee believes that equity-based incentives encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Historically, the Committee has tied long-term incentives for executive officers to expected appreciation of stock value, with the number of options and performance shares available for grant tied to the value of anticipated appreciation. Equity-based incentives awarded to Messrs. Simpson and Palko and other executive officers are based on the Committee’s subjective evaluation of the executive officer’s ability to influence the Company’s long-term growth and profitability and to reward outstanding individual performance and contributions to the Company. The Committee has the discretion under certain circumstances to authorize the Company to purchase vested performance shares from an executive officer or other participants in the equity-based compensation plans.

Tax Deduction Limitation for Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1,000,000, unless certain requirements are met. During 2002, Messrs. Simpson and Palko received compensation exceeding the maximum deductible amount. The Company’s stock incentive plan is exempt under Section 162(m). The Company is entitled to the full tax deductions available when executive officers exercise their existing stock options or when their performance shares vest because the compensation is considered performance based and is not applied against the $1,000,000 limit. The Committee intends to monitor compensation paid to the Company’s executive officers so that the corporate tax deduction is maximized, while maintaining the flexibility to attract and retain qualified executives.

Compensation of the Chief Executive Officer and President

The Committee sets the cash compensation of Messrs. Simpson and Palko, subject to the minimum salaries that have been set by employment contracts approved by the Committee, as described under “Employment and Severance Agreements” above. During 2002, the base salaries of Messrs. Simpson and Palko were $800,000 and $575,000, respectively, and for 2003 were increased to $832,000 and $598,000, respectively. For 2002, Messrs. Simpson and Palko received cash bonuses of $1,250,000 and $750,000, respectively.

During 2002, Messrs. Simpson and Palko did not receive any options to purchase shares of Common Stock. As adjusted for the four-for-three stock split effected on March 18, 2003, Mr. Simpson received five grants for a total of 669,999 performance shares and Mr. Palko received five grants for a total of 233,333 performance shares. Of these grants of performance shares to Messrs. Simpson and Palko, 133,333 and 33,333, respectively, vested when the stock price first traded at or above $15.00 on March 7, 2002; 133,333 and 25,000, respectively, vested when the stock price first traded at or above $16.50 on October 17, 2002; 90,000 and 50,000, respectively, vested when the stock price first traded at or above $17.50 on October 30, 2002; 90,000 and 50,000, respectively, vested when the stock price first traded at or above $18.75 on December 3, 2002; 90,000 and 50,000, respectively, will vest when the stock price first trades at or above $20.00; and 133,333 and 25,000, respectively, granted on May 21, 2002 vested immediately.

The Compensation Committee applied the policies described above that are applicable to all executive officers to determine the compensation for Messrs. Simpson and Palko. In applying these policies, the Committee considered the strategic direction and leadership provided by Messrs. Simpson and Palko in continuing to achieve exceptional growth targets during 2002 and their guidance in identifying and completing strategic property acquisitions. During the year, Messrs. Simpson and Palko guided the Company to increase proved reserves by 26% to a record level, to replace 404% of production volumes and to increase daily gas production by 21%. They have also positioned the Company to continue to achieve above-average production and reserve growth rates. These significant achievements helped increase the stock price by 41% during 2002, which resulted in the Company being ranked the best performing company in the Dow Jones Oil-Secondary Index for the past three and five year periods and being ranked fifth among the top 1000 best performing publicly traded companies over a three year period, by The Wall Street Journal. The Company was also named fifth on Fortune magazine’s list of the fastest growing companies based on earnings-per-share growth, revenue growth and total return over a three year period.

Compensation Committee

William H. Adams III

Scott G. Sherman

Herbert D. Simons—Chairman

Performance Graph

Common Stock of the Company began trading publicly on May 12, 1993. The following graph compares the cumulative total stockholder return on the Common Stock against the total return of the S&P 500 Index and the Dow Jones Oil Companies, Secondary Index for the period of December 31, 1997 to December 31, 2002. The graph assumes that $100 was invested in Common Stock and each index on December 31, 1997 and that all dividends were reinvested.

	XTO Energy Inc.	S&P 500	Dow Jones US Oil Companies, Secondary
12/97	100	100	100
12/98	45.73	128.58	68.61
12/99	55.49	155.64	79.18
12/00	255.40	141.46	126.46
12/01	242.17	124.65	116.10
12/02	342.47	97.10	118.62

This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Relationships and Transactions with Management and Others

Mr. Randall, a director of the Company, is the 50% owner of Randall & Dewey, Inc. Randall & Dewey, Inc. performed consulting services in 2002 in connection with the Company’s acquisition of producing properties in East Texas, Louisiana and the San Juan Basin of New Mexico. As compensation for these services, Randall & Dewey, Inc. received a fee of $2,440,000, which represented 1% of the total of the property purchase price and the value of a related property exchange transaction in connection with the acquisitions of the properties. The Board of Directors had been informed that Randall & Dewey, Inc. was providing services in connection with the acquisition and approved the payment of the fees. Randall & Dewey, Inc. also represented Merchant Resources #1 L.P. in its purchase on September 14, 1999 from the Company of certain oil and gas properties for $63.5 million. The Company’s gas marketing subsidiary continues to market gas from some of the properties sold. Further, as a limited partner, the Company invested $600,000 in St. John’s Operating #1 L.P., which is a limited partner in Merchant Resources #1 L.P., and in which Randall & Dewey, Inc. is an indirect limited partner. We expect that Randall & Dewey, Inc. will provide services to the Company in 2003.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No current or former employee serves on the Compensation Committee. Mr. Simons, a member of the Compensation Committee, is of counsel with the law firm of Winstead Sechrest & Minick P.C., which provided services to the Company in 2002. During 2002, the Company incurred fees of $4,565 and expenses of $207 with Winstead Sechrest & Minick P.C. The Company does not intend to use the firm for services in 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers, directors, and 10% stockholders file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of the reports must be provided to the Company. To the Company’s knowledge, based solely on the information furnished to the Company and written representations from executive officers and directors, the Company believes that all applicable Section 16(a) filing requirements with respect to the Common Stock were complied with during and for the year ended December 31, 2002.

The Company has determined that Mr. Simpson had four late filings with respect to one transaction during 1999 in units of Hugoton Royalty Trust. The transaction occurred prior to the date the Securities and Exchange Commission took the position that the Company was the issuer of the trust and thus the officers and directors of the Company may be subject to the filing requirements of Section 16(a). This transaction has now been reported.

OTHER MATTERS

Independent Auditors and Auditor Fees

The Company retained KPMG LLP as its principal independent public accountants in 2002. Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement at the meeting should they desire to do so.

On May 20, 2002, the Company, with the approval of the Board of Directors upon the recommendation of the Audit Committee, appointed KPMG LLP as independent auditors for fiscal 2002 to replace Arthur Andersen LLP (Arthur Andersen) effective with such appointment. The report of Arthur Andersen on the Company’s consolidated financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope. Furthermore, there were no modifications in Arthur Andersen’s report as to accounting principles, with the exception that the report included an explanatory paragraph with respect to the change in method of accounting for derivative instruments and hedging activities effective January 1, 2001, as required by the Financial Accounting Standards Board.

During the two most recent fiscal years and the interim period subsequent to December 31, 2001, there was no disagreement between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Anderson to make a reference to the subject matter of such disagreement in connection with its report on the Company’s financial statements. Additionally, during the two most recent fiscal years and through May 20, 2003, the Company did not consult with KPMG LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

During 2002, the Company incurred the following fees with KPMG for the following service categories:

Audit Fees	$221,315.00
Audit-Related Fees (a)	12,000.00
Tax Fees (b)	117,875.00
Financial Information Systems Design and Implementation	—
All Other	—

(a)	Audit-Related Fees relate to financial audits of employee benefit plans.

(b)	Tax Fees relate to state tax planning advice as well as assistance with state tax refunds.

Other Business

The Board of Directors does not know of any business to be presented for consideration at the Annual Meeting other than those matters described in this Proxy Statement. If any other matters should properly come before the meeting, however, it is intended that the persons named in the accompanying proxy will vote on those matters in accordance with their best judgment.

Submission of Stockholder Proposals for the 2004 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at the Company’s 2004 Annual Meeting of Stockholders must be received at the Company’s principal executive offices in Fort Worth, Texas, on or before December 24, 2003, to be considered for inclusion in the Company’s proxy statement and accompanying proxy for that meeting and must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. On any matter properly presented by a stockholder at the Company’s 2004 Annual Meeting of Stockholders that the stockholder does not seek to have included in the Company’s proxy statement, the Board of Directors may exercise discretionary voting authority under proxies solicited by it if the proxy statement discloses the nature of the matter and how the Board of Directors intends to vote. If a stockholder notifies the Company of such a proposal on or before March 8, 2004, and satisfies the other requirements of Rule 14a-4(c)(2) of the Securities Exchange Act of 1934, the Board of Directors may not exercise discretionary authority on that proposal. If the Company first receives notice of such a proposal after March 8, 2004, the Board of Directors may exercise discretionary voting authority with respect to that proposal without including any discussion of it in the proxy statement. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

In addition, a stockholder desiring to nominate an individual for election as a director or to submit a proposal at the 2004 Annual Meeting of Stockholders, where the stockholder has not sought inclusion of the matter in the proxy statement and accompanying proxy relating to such meeting, must comply with the advance notice provisions in the Company’s Bylaws. The Bylaws require that written notice to nominate a director be received by the Board of Directors, with a copy to the President and Secretary of the Company, not later than 120 days in advance of the annual meeting date. Written notice of proposal must be received by the Secretary no later than 60 days prior to the meeting date. For the 2004 Annual Meeting of Stockholders, notice of intent to nominate a director must be received by January 19, 2004, and proposals must be received by March 19, 2004. A stockholder who desires to raise such matters should contact the Secretary of the Company for the specific requirements prescribed by the Bylaws.

Annual Report and Form 10-K

The Company’s 2002 Annual Report and Annual Report on Form 10-K for the year ended December 31, 2002, including audited financial statements, accompany this Proxy Statement. Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders upon written request to: Investor Relations, XTO Energy Inc., 810 Houston Street, Fort Worth, Texas 76102.

By Order of the Board of Directors,

Virginia N. Anderson

Secretary

Fort Worth, Texas

April 17, 2003

Appendix A

CHARTER

OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF XTO ENERGY INC.

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors of XTO Energy Inc. (the “Company”) is to assist the Board of Directors in its oversight of the management of the Company. The Committee shall ensure that, in connection with the audit or review of the Company’s financial statements, the Company’s independent accountants are ultimately accountable to the Board of Directors and the Committee.

The Committee’s primary responsibilities are to:

•	assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; and (iii) the performance of the Company’s internal audit function;

•	objectively monitor the Company’s internal control system and financial reporting practices;

•	select and retain, and review and evaluate the performance and independence of, the Company’s independent accountants and performance of the accounting department; and

•	provide open communication among the Board of Directors, financial and senior management, the accounting department and the independent accountants.

Composition of Committee

The Committee shall consist of three or more independent directors, each of whom shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment. Each member of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

Responsibilities

In fulfilling its responsibilities, the Committee shall:

1.    Review the Committee’s Charter annually, and recommend any modifications it may deem necessary to the Board of Directors.

2.    Select and retain independent accountants. The Committee shall have the ultimate authority and responsibility to select and replace the independent accountants.

3.    Evaluate, confirm and monitor the independence of the independent accountants. The Committee shall ensure that the independent accountants submit to the Committee at least annually a formal written statement(s) delineating all relationships between the accountants and the Company, addressing at a minimum the matters set forth in Independence Standards Board Standard No. 1, and addressing each non-audit service provided to the Company, including fees billed for such services. The Committee will actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants. The Committee shall consider the effect of the independent accountants’

provision of information technology consulting services relating to financial information systems design and implementation and the provision of other non-audit services to the Company on the independence of the independent accountant. The Committee will recommend that the Board of Directors take appropriate action in response to the independent accountants’ report to satisfy itself of the accountants’ independence.

4.    Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

5.    Review with the Controller and the independent accountants the audit scope, the audit plan and the coordination of audit effort to assure completeness of coverage and the effective use of audit resources.

6.    Consider and review with the Controller the adequacy of the Company’s internal controls and the conflicts of interest policy.

7.    At least annually, consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

8.    Discuss with management, the Controller, and the independent accountants any significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

9.    At the completion of the annual audit, review with management, the Controller and the independent accountants:

•	The Company's annual financial statements and related notes;

•	The independent accountants’ audit of the financial statements and their report thereon;

•	Any significant changes required in the independent accountants’ audit plan;

•	Any serious difficulties or disputes with management encountered during the course of the audit; and

•	Any other significant findings and recommendations and any matters related to the conduct of the audit that should be communicated to the Committee under generally accepted auditing standards.

10.    Review and discuss with management and the independent accountants the financial statements to be included in the Company’s Annual Report on Form 10-K and such other matters as the Committee deems appropriate in connection with making a determination whether to recommend to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K.

11.    Review and discuss with management and the independent accountants the Company’s quarterly financial results and financial statements to be included in the Company’s quarterly reports on Form 10-Q. The Chairman of the Committee may represent the entire Committee for purposes of the review of quarterly financial statements.

12.    Discuss with management the Company’s earnings releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

13.    Review and discuss quarterly reports from independent accountants on:

(a)	All critical accounting policies and practices to be used;

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramification of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c)	Other material written communication between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

14.    Meet with the Controller, the independent accountants, and management in separate executive sessions to discuss any matters that the Committee or any of these parties believes should be discussed privately with the Committee.

15.    Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee is authorized to retain independent counsel, accountants, or other third parties to assist it in the conduct of any investigation.

16.    Hold at least four meetings each year and such special meetings as may be called by the Chairman of the Committee or at the request of the independent accountants or the Controller. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

17.    Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the audit of the Company as the Committee may, in its discretion, determine to be advisable.

18.    Perform such other functions as assigned by law or the Board of Directors.

19.    Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

20.    Conduct an annual performance evaluation.

Committee Resources

The Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors. The Committee shall determine the extent of funding necessary for payment to any advisors.

Disclosure of Charter

This Charter will be made available on the Company’s website at www.xtoenergy.com.

PROXY

XTO Energy Inc.

810 Houston Street, Fort Worth, Texas 76102

This Proxy is solicited by the Board of Directors of XTO Energy Inc.

for the Annual Meeting of Stockholders on May 20, 2003

The undersigned hereby appoints Bob R. Simpson and Virginia N. Anderson and each of them as Proxies, each with the power to appoint a substitute, and hereby authorizes each of them to vote all shares of XTO Energy Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 20, 2003, in the Horizon Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, or at any adjournment thereof, upon the matter set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this Proxy will be voted for the matter listed herein. As to such other matters that may properly come before the Annual Meeting of Stockholders, this Proxy will be voted by the Proxies listed above according to their discretion.

Address Change/Comments (Mark the corresponding box on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE.

Please Mark Here ☐

for Address Change

Or Comments

SEE REVERSE SIDE

1. Election of Directors

CLASS I DIRECTOR (Three-Year Term): Steffen E. Palko

VOTE FOR THE NOMINEE	VOTE WITHHELD AS TO THE NOMINEE
☐	☐

Please mark your vote as indicated in this example. ☒

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SIGNATURE                                                                 SIGNATURE                                                                  DATE

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24 Hours a Day, 7 Days a Week

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on the day prior to the annual meeting day.

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